www.entremed.com

FOR IMMEDIATE RELEASE:

April 5, 2013

7:00 a.m. ET

Entremed ANNOUNCES CHANGES TO

Board of Directors AND CEO APPOINTMENT

ROCKVILLE, MD – April 5, 2013 – EntreMed, Inc. (Nasdaq: ENMD), a clinical-stage pharmaceutical company developing therapeutics for the treatment of cancer, announced today that its Board of Directors has appointed two new individuals as directors. Joining the Board are James Huang and Y. Alexander Wu, Ph.D.

James Huang is Managing Partner of Kleiner Perkins Caufield Byers China and General Partner of KPCB China Fund II, LP, which invested in EntreMed’s previously announced registered direct financing that closed in March 2013. Prior to Kleiner Perkins, Mr. Huang was Managing Partner at Vivo Ventures LLC, a venture capital firm specializing in life science investments. Mr. Huang has over 20 years of experience in the pharmaceutical and biopharmaceutical industry. During this time, he has held senior roles in business development, sales, marketing and R&D with Anesiva, Inc., Tularik Inc., GlaxoSmithKline LLC, Bristol-Meyers Squibb and ALZA Corp. Mr. Huang received a B.S. degree in chemical engineering from the University of California, Berkley and a M.B.A. from the Stanford Graduate School of Business.

Y. Alexander Wu, Ph.D. is co-founder and CEO of Crown Bioscience, Inc., a drug discovery and preclinical research organization in the oncology sector with over 300 employees. Before co-founding Crown Bioscience, Alex was Chief Business Officer of Starvax International Inc., a biopharmaceutical R&D company focusing on the development of novel therapeutic drugs for the treatment of infectious disease and cancer. Prior to Starvax, he was the Head of Asian Operations with Burrill & Company, a life science venture capital and merchant bank. Dr. Wu also co-founded and was Chief Operating Officer of Unimicro Technologies, a life science instrumentation company. He started his career with Hoffmann-La Roche, where he was Manager of Business Development and Strategic Planning. Dr. Wu obtained his B.S. in biochemistry from Fudan University, China, a M.S. in Biochemistry from the University of Illinois, and a Ph.D. in molecular cell biology and MBA from the University of California, Berkeley.

Wei-Wu He, Ph.D., EntreMed’s Executive Chairman of the Board, commented on the appointments, “We are excited about James and Alex joining our Board of Directors and look forward to their guidance and contribution as we continue to execute on our global clinical development strategy. James’ vast experience with portfolio companies at Kleiner and extensive business development experience in the biopharmaceutical industry in both the U.S. and China will support EntreMed’s expanding presence in China and overall global presence in the marketplace. Alex’s 17 plus years of experience in the biopharmaceutical industry and research in the oncology and small molecule areas, coupled with his practical experience as a senior executive, complements the background and skills of the Board and will serve the Company and our shareholders well at this important juncture in our development and growth.”

EntreMed, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 /Fax 301.315.2437

EntreMed also announced that Mark C. M. Randall has resigned from its Board of Directors. Dr. He commented, “We would like to recognize Mark’s many years of service and contributions. As a member of our governing body since the Company’s beginning years, Mark has served as a director and at various times as a member of every committee of the Board. We sincerely wish Mark all the best in the future and thank him very much for his service to our Company.”

EntreMed further announced that Ken K. Ren, Ph.D. has been appointed Chief Executive Officer, after having completed his one-year term as interim CEO. Dr. He stated, “Over the past year, Ken has been instrumental in developing and executing the Company’s strategy and has demonstrated executive leadership and navigated development of our ENMD-2076 program to create value for our shareholders. We are thrilled that Ken will continue to lead the Company into a promising future.”

About EntreMed

EntreMed, Inc. is a clinical-stage pharmaceutical company employing a drug development strategy primarily in the United States and China to develop targeted therapeutics for the global market. Its lead compound, ENMD-2076, a selective angiogenic kinase inhibitor, has completed several Phase 1 studies in solid tumors, multiple myeloma, and leukemia, and is currently completing a multi-center Phase 2 study in ovarian cancer. EntreMed, Inc. recently announced the initiation of a Phase 2 study of ENMD-2076 in triple-negative breast cancer and the initiation of a Phase 2 study of ENMD-2076 in advanced/metastatic soft tissue sarcoma. Additional information about EntreMed is available on the Company’s web site at www.entremed.com and in various filings with the Securities and Exchange Commission (the SEC).

About ENMD-2076

ENMD-2076 is an orally-active, Aurora A/angiogenic kinase inhibitor with a unique kinase selectivity profile and multiple mechanisms of action. ENMD-2076 has been shown to inhibit a distinct profile of angiogenic tyrosine kinase targets in addition to the Aurora A kinase. Aurora kinases are key regulators of mitosis (cell division), and are often over-expressed in human cancers. ENMD-2076 also targets the VEGFR, Flt-3 and FGFR3 kinases which have been shown to play important roles in the pathology of several cancers. ENMD-2076 has shown promising activity in Phase 1 clinical trials in solid tumor cancers, leukemia, and multiple myeloma. ENMD-2076 is currently completing a Phase 2 trial for ovarian cancer. EntreMed, Inc. recently initiated a dual-institutional Phase 2 study of ENMD-2076 in triple-negative breast cancer.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed.

Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility of our common stock; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidate; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; declines in actual sales of Thalomid® resulting in reduced royalty payments; risks associated with our product candidates; any early-stage products under development; results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at www.sec.gov.

COMPANY CONTACT:

Investor Relations

EntreMed, Inc.

240.864.2643

investorrelations@entremed.com

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